Exhibit 10.1.20
HARRIS INTERACTIVE INC.
RESTRICTED STOCK AGREEMENT
(Grants Made February 15, 2008 to Gregory T. Novak and Ronald E. Salluzzo)
     This Agreement is made effective on February 15, 2008, between HARRIS INTERACTIVE INC., a Delaware Corporation (the “Company”), and                      (“Participant”).
     WHEREAS, the Company maintains the Harris Interactive Inc. Long-Term Incentive Plan (the “Plan”), which is incorporated into and forms a part of this Agreement, and
     WHEREAS, the Participant has been selected by the committee administering the Plan (the “Committee”) to receive a Restricted Stock Award under the Plan;
     NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:
     1. Award.
          (a) Grant. The Participant is hereby granted                      shares (the “Restricted Stock”) of the Company’s common stock, par value $.001 per share (“Stock”), which shall be issued as hereinafter provided in Participant’s name subject to certain restrictions thereon. Participant hereby accepts the Restricted Stock subject to the terms and conditions of this Agreement.
          (b) Plan Incorporated. Participant acknowledges receipt of a copy of the Plan and agrees that this award of Restricted Stock shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement.
          (c) Statement of Election. In connection with this Agreement, the Participant will deliver to the Company an executed and completed Statement of Decision Regarding Section 83(b) Election in the form provided by the Company.
     2. Risk of Forfeiture (“Forfeiture Restrictions”).
          (a) Performance Requirements.
               (i) Subject to Section 3(b), the Restricted Stock shall be forfeited if the Company’s Basic Net Income Per Share from Continuing Operations (“EPS”), as reflected in its Consolidated Statements of Operations filed with the Securities and Exchange Commission in its Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, does not equal at least an aggregate of $.32 per share (“Minimum Threshold”) for at least one consecutive four-fiscal-quarter period (a currently reported period plus the trailing three fiscal quarters) (a “Measurement Period”) that ends on or before December 31, 2012. Once the Minimum

Threshold is met for any one Measurement Period, the forfeiture condition set forth in this subsection (i) shall lapse and this subsection (i) shall no longer be applicable.
               (ii) The Minimum Threshold will be adjusted by the Compensation Committee of the Board of Directors of the Company, in its sole discretion but acting in good faith, to account for the effect of extraordinary events, including but not limited to gain on the sale of assets, divestitures or other gains not in the ordinary course of business as deemed appropriate by the Compensation Committee.
               (iii) If the Minimum Threshold is met and thereafter any of the Company’s financial statements are required to be restated resulting from errors, omissions or fraud with the effect that the Minimum Threshold was not met, the Compensation Committee, in its sole discretion but acting in good faith, may direct that the Company recover the Restricted Stock and the pre-condition set forth in subsection (i) shall again apply. In no event shall the recovery by the Company be less than the amount required to be repaid or recovered as a matter of law. The Compensation Committee shall determine whether the Company shall effect any such recovery (i) recovery of custody of the Restricted Stock so that it is again held subject to Section 4, (ii) by seeking repayment from the Participant, (iii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program, or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company of any of its affiliates, (iv) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or (v) by any combination of the foregoing.
          (b) Forfeiture Due to Termination of Employment. Subject to Section 3(b), if either a Date of Termination or a violation of Section 7 occurs prior to the date on which the Minimum Threshold is met, Participant shall forfeit the right to receive the Restricted Stock.
          For purposes of this Section 2, the Participant’s “Date of Termination” shall be the first day occurring on or after the date of this Agreement on which the Participant’s employment with the Company and all Related Companies (as defined in the Plan) terminates (irrespective of the reason for termination and whether such termination is voluntary or involuntary); provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Related Company or between two Related Companies; and further provided that the Participant’s employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Related Company approved by the Participant’s employer. If, as a result of a sale or other transaction, the Participant’s employer ceases to be a Related Company (and the Participant’s employer is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the Participant’s Date of Termination caused by the Participant being discharged by the employer.
          (c) Restrictions on Transfer. Neither the Restricted Stock nor any of it may be voluntarily or involuntarily sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of until such time as the Forfeiture Restrictions lapse as to the applicable Restricted Stock. Upon any violation of this restriction, the Restricted Stock shall be forfeited.
     3. Lapse of Forfeiture Restrictions.
          (a) Change in Control. If a Change in Control (as defined in the Plan) shall occur, then immediately all non-vested Restricted Stock, not previously forfeited, shall fully vest and all Forfeiture Restrictions with respect to such shares shall lapse.
          (b) Delivery of Certificates. Restricted Stock with respect to which the Forfeiture Restrictions have lapsed shall cease to be subject to any restrictions except as provided in Section 4(c), and the Company shall deliver to Participant a certificate representing the shares as to which the Forfeiture Restrictions have lapsed.
     4. Custody of Restricted Stock.
          (a) Custody. One or more certificates evidencing the Restricted Stock shall be issued by the Company in Participant’s name, or at the option of the Company, in the name of a nominee of the Company. The Company may cause the certificate or certificates to be delivered upon issuance to the Secretary of the Company or to such other depository as may be designated by the Committee as a depository for safekeeping until forfeiture occurs or the Forfeiture Restrictions lapse pursuant to the terms of the Plan and this Agreement. Upon request of the Committee, Participant shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Stock then subject to the Forfeiture Restrictions.
          (b) Additional Securities as Restricted Stock. Any securities received as the result of ownership of Restricted Stock, including without limitation, warrants, options, and securities received as a stock dividend or stock split, or as a result of a recapitalization or reorganization (all such securities to be considered “Restricted Stock” for all purposes under this Agreement), shall be held in custody in the same manner and subject to the same conditions as the Restricted Stock with respect to which they were issued. Participant shall be entitled to direct the Company to exercise any warrant or option received and considered Restricted Stock hereunder upon supplying the funds necessary to do so, in which event securities so purchased shall constitute Restricted Stock. In the event any Restricted Stock at any time consists of a security by its terms or otherwise convertible into or exchangeable for another security at the election of the older thereof, Participant may exercise such right of conversion or exchange in the event the failure to exercise or delay in exercising such right would result in its loss or diminution of value, and any securities so acquired shall be deemed Restricted Stock. In the event of any change in certificates evidencing Restricted Stock by reason of any recapitalization, reorganization or other transaction which results in a creation of Restricted Stock the Company is authorized to deliver to the issuer the certificate evidencing the Restricted Stock in exchange for a replacement certificate, which shall be deemed to be Restricted Stock.
          (c) Delivery to Participant. Upon the lapse of the Forfeiture Restrictions without forfeiture, the Company shall cause certificate(s) for the vested Restricted Stock to be issued in the name of Participant in exchange for the certificate evidencing the previously Restricted Stock. Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of Stock (whether subject to restrictions or unrestricted) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements of any regulation applicable to the issuance or delivery of such shares. The Company shall not be obligated to issue or deliver any shares of Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any securities exchange.
     5. Status of Stock.
          (a) Rights as Stockholder. Subject to the restrictions contained herein, the Participant shall have all voting and ownership rights applicable to the Restricted Stock, including the right to receive dividends, whether or not such Restricted Stock is vested and unless and until the Restricted Stock is forfeited pursuant to the provisions of this Agreement.
          (b) Compliance with Securities Laws. Participant agrees that the Restricted Stock will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. Participant also agrees (i) that the legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws may be applicable to the Restricted Stock, (ii) that the Company may refuse to register the transfer of the Restricted Stock on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law, and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Stock.
     6. Relationship to Company.
          (a) The existence of this Restricted Stock Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganization or other changes in the Company’s capital structure or its business, or any merger or consolidation of Company or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Restricted Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding , whether of a similar character or otherwise.
          (b) No Guarantee of Service. This Restricted Stock Agreement shall not confer upon Participant any right with respect to continuance of employment by the Company or any of its affiliates, nor shall it interfere in any way with any right the Company, or its directors or stockholders, would otherwise have to terminate such Participant’s employment at any time.
     7. Non—Competition; Non-Solicitation.
          (a) Consideration for this Section. Participant acknowledges and agrees that:

                    (i) the benefits afforded by this Agreement are discretionary and over and above the ordinary employment compensation provided by the Company to Participant, and in making its decision to offer Participant the benefits afforded by this Agreement the Company relied upon and was induced by the covenants made by Participant in this section,
                    (ii) in accepting the grant evidenced by this Agreement Participant is receiving an asset of significant value, which is adequate consideration for the restrictions imposed by this Agreement,
                    (iii) Participant’s position with the Company places Participant in a position of confidence and trust with the clients and employees of the Company,
                    (iv) the Company’s business is carried on throughout the world and accordingly, it is reasonable that the restrictive covenants set forth below are not limited by specific geographic area,
                    (v) the course of Participant’s employment with the Company necessarily requires the disclosure of confidential information and trade secrets related to the Company’s relationships with clients (such as, without limitation, pricing information, marketing plans, budgets, designs, methodologies, products, client preferences and policies, and identity of appropriate personnel of clients with sufficient authority to influence a shift in suppliers) as well as other confidential and proprietary information, (such as databases, methodologies, and technologies),
                    (vi) Participant’s employment affords Participant the opportunity to develop a personal acquaintanceship and relationship with the Company’s employees and clients, which in some cases may constitute the Company’s primary or only contact with such employees and clients, and to develop a knowledge of those client’s and employee’s affairs and requirements,
                    (vii) the Company’s relationships with its established clientele and employees are placed in Participant’s hands in confidence and trust, and
                    (viii) it is reasonable and necessary for the protection of the goodwill and business of the Company that Participant make the covenants contained in this Agreement.
          (b) Restricted Activity.
                    (i) Participant agrees that during the term of Participant’s employment, Participant shall not, directly or indirectly, as a director, officer, employee, agent, partner or equity owner of any entity (except as owner of less than 4.9% of the shares of the publicly traded stock of a corporation which Participant does not have in fact the power to control or direct), or in any other manner directly or indirectly engage in any activity or business competitive in any manner with the activities or business of the Company.

                    (ii) For a period of one year after Participant’s Date of Termination, with respect to any services, products, or business pursuits competitive with those of the Company, Participant shall not, directly or indirectly, whether as a director, officer, employee, consultant, agent, partner, equity owner of any entity (except as owner of less than 4.9% of the shares of the publicly traded stock of a corporation which Participant does not have in fact the power to control or direct), participant, proprietor, manager, operator, independent contractor, representative, advisor, trustee, or otherwise, solicit or otherwise deal in any way with any of the clients or customers of the Company:
               (A) with whom Participant in the course of employment by the Company acquired a relationship or had dealings,
               (B) with respect to whom Participant in the course of employment by the Company was privy to material or proprietary information, or
               (C) with respect to whom Participant was otherwise involved in the course of employment by the Company, whether in a supervisory, managerial, consultative, policy-making, or other capacity involving other Company employees who had direct dealings with such clients and customers.
Such clients and customers include any client or customer to whom the Company sold services or products in the two years prior to the Date of Termination, any prospective client or customer of the Company for whom a proposal was prepared or to whom any other marketing presentation was made within the year prior to the Date of Termination, or any prospective client or customer for whom pursuit was actively planned by the Company within the year prior to the Date of Termination and in respect of whom the Company has not determined to cease such pursuit.
                    (iii) For a period of one year after the Date of Termination, Participant shall not (including without limitation on behalf of, for the benefit of, or in conjunction with or as part of, any other person or entity) directly or indirectly:
               (A) solicit, assist, discuss with or advise, influence, induce or otherwise encourage in any way, any employee of Company to terminate such employee’s relationship with Company for any reason, or assist any person or entity in doing so,
               (B) employ, assist, engage, or otherwise contract or create any relationship with, any employee or former employee of Company in any business or venture of any kind or nature, in the case of a former employee unless such person shall not have been employed by Company for a period of at least one year and no solicitation prohibited hereby shall have occurred prior to the end of such one year period, or
               (C) interfere in any manner with the relationship between any employee and Company.

          (c) Remedies. Participant acknowledges that the Company’s legal remedies for a breach of this Section 7 shall be inadequate, and that without limitation of Company’s rights to any other remedy at law or equity available to it, the Company (i) shall be entitled to obtain injunctive relief to enforce this provision, and (ii) shall be entitled to cancel any rights under this Agreement, and (iii) shall be entitled to recover from the Participant any Stock granted hereunder, whether or not vested, or if such Stock has been transferred or sold, an amount equal to the value thereof, and such Stock and the proceeds thereof shall be held in a constructive trust for the purposes of enforcement hereof. The Company’s rights to enforce this Agreement shall survive any vesting and/or forfeiture of rights hereunder. If any part of this Section 7 shall be deemed illegal or unenforceable, this section shall be deemed modified and then enforced to the greatest extent legally enforceable.
     8. Committee’s Powers. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee pursuant to the terms of the Plan, including, without limitation, the Committee’s rights to make certain determinations and elections with respect to the Restricted Stock.
     9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors and assigns of the Company and all persons lawfully claiming under Participant.
     10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
     11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.
     THIS AGREEMENT SHALL NOT BE EFFECTIVE UNLESS A COPY SIGNED BY THE PARTICIPANT IS DELIVERED TO THE COMPANY WITHIN THIRTY (30) DAYS AFTER THE GRANT DATE.
     IN WITNESS WHEREOF , the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Participant has executed this Agreement, all effective as of the date of first above written.

HARRIS INTERACTIVE INC.

By:			(Participant)

	Title:	Dated: